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                                                                    Exhibit 10.4



                        TECHNICAL CONSUMER PRODUCTS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This AGREEMENT (this "Agreement") is entered into by and between Technical Consumer Products, Inc., a Delaware corporation (the "Company"), and James R. Coleman (the "Optionee") on January 11, 2002.

1. EFFECTIVENESS/OPERATION OF AGREEMENT. This Agreement will be effective and binding immediately upon its execution but the stock option grant evidenced hereby shall not be operative until the date (the "Date of Grant") of the consummation of the Company's first public offering conducted by a nationally recognized underwriter pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company's equity securities, in whole or in part, for the account of the Company (the "Initial Public Offering").

2.       GRANT OF STOCK OPTION.

         (a) Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company's Amended and Restated 2001 Equity Plan (the "Plan"), the Company grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase 19 shares (the "Optioned Shares") of common stock, par value $0.001 per share, of the Company (the "Common Shares"), subject to adjustment as provided in Section 14 (including, without limitation, upon any stock split occurring in connection with the Initial Public Offering). The Option may be exercised from time to time in accordance with the terms of this Agreement.

         (b) The price at which each of the Optioned Shares may be purchased pursuant to the Option shall be the price at which each Common Share (or such other equity security) is sold to the public in the Initial Public Offering, after giving effect to any stock split occurring in connection with the Initial Public Offering, subject to further adjustment as hereinafter provided (the "Option Price").

         (c) The Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto.

3. TERM OF OPTION. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 7 hereof, shall expire ten (10) years from the Date of Grant (the date on which the Option terminates being referred to herein as the "Expiration Date").


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4.       RIGHT TO EXERCISE. Subject to Section 7 and Section 8 hereof, the
         Option will become exercisable in full six months after the Date of Grant if the Optionee remains continuously employed by the Company until such time. After the Option becomes exercisable, it may be exercised from time to time prior to the Expiration Date. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the Optionee be entitled to acquire a fraction of one Optioned Share pursuant to the Option. The Optionee shall be entitled to the privileges of ownership with respect to Optioned Shares purchased and delivered to the Optionee upon the exercise of all or part of the Option.

5. OPTION NONTRANSFERABLE. The Option granted hereby shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state or foreign law and court supervision.

6. NOTICE OF EXERCISE; PAYMENT. To the extent then exercisable, this Option may be exercised by written notice to the Company stating the number of Optioned Shares for which the Option is being exercised and the intended manner of payment. Payment equal to the aggregate Option Price of the Optioned Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (i) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or
         (ii) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their Market Value per Share. After the Initial Public Offering, the requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Optioned Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Option Price plus payment of any applicable withholding taxes on a date satisfactory to the Company, but not later than the date on which the sale transaction will settle in the ordinary course of business. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents that the Board of Directors of the Company or any committee of the Board (the "Board"), shall in its sole discretion deem necessary or advisable. The date of the Optionee's written notice shall be the exercise date.


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7.       TERMINATION OF AGREEMENT.

(a) This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

                  (i) One (1) year after the Optionee's retirement at or after age 65;

                  (ii) One (1) year after the Optionee's death if such death occurs while the Optionee is employed by the Company or any Subsidiary;

                  (iii) One (1) year after the Optionee's permanent and total disability, if the Optionee becomes permanently and totally disabled while an employee of the Company or any Subsidiary;

                  (iv) Except as provided otherwise under Section 7(b) below, thirty (30) calendar days after the Optionee ceases to be an employee of the Company and the Subsidiaries for any reason other than as described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) hereof; or

                  (v)      the Expiration Date.

         (b) In the event that the Optionee's employment is terminated for just cause, this Agreement shall terminate at the time of such termination notwithstanding any other provision of this Agreement and the Optionee's option will cease to be exercisable to the extent exercisable as of such termination and will not become exercisable after such termination. For purposes of this provision, "just cause" shall mean, with respect to an Optionee, "just cause," "cause" or a word or phrase of similar import as defined in any employment, severance or other agreement between the Company or any Subsidiary and the Optionee, or if there is no such agreement in effect that contains a definition of "just cause," "cause" or a word or phrase of similar import, "just cause" shall mean that the Optionee shall have committed prior to termination of employment any of the following acts:

                  (i) an intentional act of fraud, embezzlement, theft, or any other material violation of law;

                  (ii) intentional wrongful damage to material assets of the Company or any Subsidiary;

                  (iii) intentional wrongful disclosure of material confidential information of the Company or any Subsidiary;

                  (iv) intentional wrongful engagement in any competitive activity that would constitute a material breach of the duty of loyalty to the Company or any Subsidiary;

                  (v) intentional breach of any stated material employment policy of the Company or any Subsidiary; or


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                  (vi)     the repeated failure of Optionee to timely perform
                           Optionee's duties reasonably requested by the Company or to comply with reasonable directives of the Company after having been given notice thereof.

         (c) This Agreement shall not be exercisable for any number of Optioned Shares in excess of the number of Optioned Shares for which this Agreement is then exercisable, pursuant to Sections 4 and 8 hereof, on the date of termination of employment. For the purposes of this Agreement, the continuous employment of the Optionee with the Company shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and the Subsidiaries or a leave of absence approved by the Board.

8. ACCELERATION OF OPTION. Notwithstanding Section 4 hereof, after the Date of Grant the Option granted hereby shall become immediately exercisable in full in the event of (a) a Change in Control; (b) the Optionee's retirement at or after age 65; (c) the death of the Optionee if such death occurs while the Optionee is employed by the Company or any Subsidiary; or (d) the Optionee's permanent and total disability if the Optionee becomes permanently and totally disabled while an employee of the Company or any Subsidiary.

9. STOCK CERTIFICATES. Upon receipt of the Option Price, the Company shall mail or deliver to the Optionee, as promptly as practicable, a stock certificate or certificates representing the Optioned Shares being exercised and for which payment of the Option Price has been received.

10. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or any subsidiary of the Company, nor limit or affect in any manner the right of the Company or any subsidiary of the Company to terminate the employment or adjust the compensation of the Optionee.

11. DEATH OF OPTIONEE. If the Optionee dies on or before the Expiration Date, this Option shall be exercisable by the person to whom such Option is transferred by will or the laws of descent and distribution, within, but only within, the period specified in Section 7(a) hereof, but in no event after the Expiration Date. Except as otherwise indicated by the context, the term "Optionee," as used in this Option, shall be deemed to include the estate of the Optionee and any person who acquires the right to exercise this Option by bequest or inheritance or otherwise by reason of the death of Optionee.

12. TAXES AND WITHHOLDING. To the extent that the Company shall be required to withhold any federal, state, local or foreign taxes in connection with the exercise of the Option, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by (a) surrendering to the Company a portion of the Optioned Shares that are issued or transferred to the Optionee upon the exercise of the Option, and the Optioned Shares so surrendered by the


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         Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender or (b) utilizing the broker assistance arrangement provided in Section 6.

13. COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; PROVIDED, HOWEVER, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

14. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Optioned Shares covered by the Option, in the Option Price applicable to the Option, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee's rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for the Option such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option.

15. AVAILABILITY OF COMMON SHARES. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Optioned Shares deliverable upon the exercise of the Option.

16. AMENDMENTS. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; PROVIDED, HOWEVER, that no amendment shall adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

17. SEVERABILITY. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18. RELATION TO THE PLAN. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, or any duly authorized committee thereof, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the Option or its exercise.


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19.      SUCCESSORS AND ASSIGNS. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

20. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

21. NOTICES. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or sent by registered mail or electronic means of communication, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the mail).

22. COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between the Optionee and the Company (and/or the Company's predecessors) with respect to the granting to the Optionee of stock options exercisable for Common Shares or, except with respect to any understanding, agreement or representation relating to the purchase of the ten (10) Common Shares owned by Optionee as of the date of this Agreement, any other transfer of Common Shares to the Optionee and, effective as of the date of this Agreement, this Agreement terminates, supersedes and preempts, without any liability to either party, any prior understandings, agreements or representations by or between the Optionee and the Company (and/or the Company's predecessors), written or oral, which may have related to the granting of options to purchase securities by the Company (and/or the Company's predecessors) or any representative of the Company (and/or of the Company's predecessors) to the Optionee (including, without limitation, any claim by the Optionee for stock options exercisable for Common Shares in connection with an agreement by and between the Optionee and the Company's predecessor dated November 28, 2000 (the "November Agreement")) or any other transfer of Common Shares or other securities to the Optionee. Optionee hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue, and otherwise agrees not to enforce any claim, cause of action, right, title or interest of any kind and every description against the Company (or the Company's predecessors) and its officers, directors, employees, shareholders, agents, representatives, attorneys, accountants, affiliates, successors and assigns, of, from and with respect to any and all claims, demands, claims for relief, actions, causes of action, suits, arbitrations, demands, proceedings, debts, obligations, liabilities, damages, losses, costs, attorneys' fees, and expenses of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of, or otherwise in connection with, the November Agreement.


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23.      THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, other than (a) the parties to this Agreement; (b) as contemplated by Section 22 hereof;
         and (c) any permitted assignees of the Company and the Optionee, any rights or remedies under or by reason of this Agreement.




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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.


                                    TECHNICAL CONSUMER PRODUCTS, INC.


                                    /s/ Matt Lyon
                                    -------------------------------------------
                                    By:  Matt Lyon
                                        ---------------------------------------
                                    Title: Chief Financial Officer
                                           ------------------------------------



The undersigned Optionee hereby acknowledges receipt of an executed original of this Stock Option Agreement.

                                    /s/ James R. Coleman
                                    -------------------------------------------
                                    Optionee














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